UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/15/2013

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairments

On January 15, 2013, Assurant, Inc. (the "Company") concluded that it will take a non-cash charge of approximately $27 million pre-tax ($20 million after-tax) in the fourth quarter of 2012 for the impairment of certain other intangible assets in the Assurant Solutions segment. These assets were established primarily in connection with the 2007 acquisitions of two U.K. mortgage insurance brokers. These assets were being amortized based on the expected future persistency of the acquired business.

In mid-2012, persistency rates of the acquired business declined significantly following actions by an independent underwriter of the business, resulting in the impairment charge. Subsequently, the Company negotiated arrangements with new underwriters. The non-cash impairment charge is not expected to have an adverse impact on the Company's normal business operations, cash position or cash flows from operating activities, or to result in future cash expenditures.

The Company also has completed its annual goodwill impairment testing for the Assurant Solutions and Assurant Specialty Property reporting units in accordance with ASC Topic 350, "Intangibles-Goodwill and Other." Based on the results of the testing, the Company has concluded that the estimated fair value of these reporting units was greater than their carrying value and as a result no goodwill impairment charge was necessary in fourth quarter 2012.

CAUTIONARY STATEMENT - Some of the statements included in this Form 8-K, particularly projections as to future earnings, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. In addition, the statements above regarding the Company's annual goodwill impairment testing are limited to the Company's annual goodwill impairment testing for 2012, and no assurance can be made with respect to any future testing of the Company's goodwill. For a detailed discussion of the general risk factors that could affect the Company's results, please refer to the risk factors identified in the Company's annual and periodic reports, including but not limited to its 2011 Annual Report on Form 10-K and Third Quarter 2012 Form 10-Q, each as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: January 22, 2013	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary